SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 23, 2004

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900

Form 8-K	Cincinnati Bell Inc.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits:

99.1 Earnings Release of Cincinnati Bell Inc. dated March 22, 2004.

Item 12.  Results of Operations and Financial Conditions.

     On March 22, 2004, Cincinnati Bell Inc. reported its financial results for the fourth quarter and full year 2003 and confirmed the effects of the previously announced restatement of prior financial statements. The earnings release is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to Item 12 of Form 8-K.

     These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Cincinnati Bell Inc. management uses this information when evaluating the company’s results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company’s current results of operations and cash flows with past and future periods.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By: /s/ Christopher J. Wilson Christopher J. Wilson Vice President and General Counsel

Date: March 23, 2004

Exhibit Index

Exhibit No.	Exhibit	Page No.

99.1	Press Release of the Company dated March 22, 2004